EXHIBIT 19.8

PRINCIPAL SUBSIDIARIES AND OPERATING ENTITIES FOR THE YEAR ENDED 31 DECEMBER

	Country of Incorporation	Shares held 2011	Shares held 2010	Percentage held
				% 2011	% 2010
Principal subsidiaries
AngloGold Ashanti Australia Limited	2	257,462,077	257,462,077	100	100
AngloGold Ashanti Holdings plc	6	4,226,443,301	4,095,658,550	100	100
AngloGold Ashanti Holdings plc (*)	6	1,273,918,156	723,254,927
AngloGold Ashanti Holdings Finance plc	6	100	100	100	100
AngloGold Ashanti USA Incorporated	10	234	234	100	100
AngloGold Ashanti USA Incorporated (*)	10	500	500

Operating entities (1)
AngloGold Ashanti Córrego do Sítio Mineração S.A	3	4,167,085,000	4,167,085,000	100	100
AngloGold Ashanti (Ghana) Limited (2)	4	132,419,585	132,419,585	100	100
AngloGold Ashanti (Iduapriem) Limited	4	66,270	66,270	100	100
AngloGold Australia (Sunrise Dam) Pty Limited	2	2	2	100	100
AngloGold Namibia (Pty) Ltd	8	10,000	10,000	100	100
Cerro Vanguardia S.A.	1	13,875,000	13,875,000	92.50	92.50
AngloGold Ashanti (Colorado) Corp (3)	10	1,250	1,250	100	100
Geita Gold Mining Limited	9	61,691,386	61,691,386	100	100
Mineração Serra Grande S.A.	3	499,999,996	499,999,996	50	50
Société AngloGold Ashanti de Guinée S.A.	5	3,486,134	3,486,134	85	85
Société des Mines de Morila S.A.(4)	7	400	400	40	40
Société d’Exploitation des Mines d’Or de Sadiola S.A.(4)	7	41,000	41,000	41	41
Société d’Exploitation des Mines d’Or de Yatela S.A.(4)	7	400	400	40	40
Teberebie Goldfields Limited	4	2,066,667	2,066,667	100	100

Principal subsidiaries are those subsidiaries that hold material contracts and/or act as borrowers and/or guarantors of such material contracts.

*	Indicates preference shares

(1)	All the operating mines in South Africa, namely, Great Noligwa, Kopanang, Moab Khotsong, Mponeng, Savuka and TauTona are held by the parent company, AngloGold Ashanti Limited.
(2)	Operates the Obuasi mine in Ghana, a wholly owned operation.
(3)	Operates the Cripple Creek & Victor gold mine, a wholly-owned operation.
(4)	Represents a joint venture entity.

Country of incorporation – key
1 Argentina	6	Isle of Man
2 Australia	7	Mali
3 Brazil	8	Namibia
4 Ghana	9	Tanzania
5 Republic of Guinea	10	United States of America

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